3050 Spruce Street, St. Louis, MO 63103 USA
Tel: (800) 521-8956 (314) 771-5765 Fax: (800) 325-5052 (314) 771-5757

For questions, contact:
Quintin Lai
Vice President, Investor Relations
(314) 898-4643
FOR IMMEDIATE RELEASE - St. Louis, MO, October 23, 2014
SIGMA-ALDRICH (NASDAQ - SIAL) REPORTS Q3 2014 RESULTS WITH SALES OF $690 MILLION AND ADJUSTED DILUTED EPS OF $1.06. DECLARES $0.23 PER SHARE QUARTERLY DIVIDEND.

HIGHLIGHTS:

Q3 2014 Results (all percentage changes are against the same period in 2013)

•	Reported sales increased 4% to $690 million. Organic sales growth was also 4%.

•	By business unit, organic sales growth was 2% in Research, 10% in Applied and 4% in SAFC Commercial.

•
Reported diluted EPS was $0.90 compared to $0.98 in Q3 2013. Excluding costs related to restructuring and mergers and acquisitions, adjusted diluted EPS was $1.06 compared to $1.05 in Q3 2013. Adjusted diluted EPS growth of 1% was led by 7% growth in adjusted operating income, partially offset by a higher tax rate than the same period last year.

•	In September, the Company’s Board of Directors approved a quarterly cash dividend of $0.23 per share to be paid on December 15, 2014, to shareholders of record on December 1, 2014.

First Nine Months of 2014 Results (all percentage changes are against the same period in 2013)

•	Reported sales increased 3% to $2.08 billion. Organic sales growth was also 3%.

•	By business unit, organic sales growth was 1% in Research, 8% in Applied and 2% in SAFC Commercial.

•
Reported diluted EPS was $3.06 compared to $2.98 in 2013. Excluding costs related to restructuring and mergers and acquisitions, adjusted diluted EPS was $3.23 compared to $3.11 in 2013, an increase of 4%.

•	Net cash provided by operating activities was $484 million compared to $486 million in 2013. Free cash flow was $395 million compared to $411 million in 2013.

CEO’s STATEMENT:

Commenting on performance in the third quarter of 2014, President and CEO Rakesh Sachdev said, “I am pleased to report that all business units and geographic regions contributed to growth with all three of our business units posting the best organic sales growth of the year. During the quarter, we saw broad-based growth in our Research business unit with the best sales growth in the U.S. Academic segment since 2011 and continued double-digit sales growth in China. We launched many new products during the quarter including reagents and kits for life science research in areas such as bioactive small molecules, metabolomics, drug delivery, specialty materials and chemical synthesis. We continued to see strong double-digit sales growth in the Diagnostics & Testing segment of our Applied business unit and in the Life Science Services segment of our SAFC Commercial business unit. We also had another good quarter of year-over-year adjusted operating margin increase while continuing to invest in key long-term growth initiatives. We are bringing new SAFC manufacturing capacity on line in Irvine, Scotland (dry powder media) and in Madison, Wisconsin (high potency active pharmaceutical ingredients) and remain on track with our antibody-drug conjugate capacity expansion in St. Louis planned for next year.”

“Earlier this month, we announced the acquisition of Cell Marque Corporation based in Rocklin, California. Once completed, this acquisition will strengthen our portfolio of antibody and IHC-staining reagents and kits for in vitro diagnostic customers. We expect this acquisition will close by the end of 2014 and be neutral to mildly accretive to 2015 EPS.”

Mr. Sachdev continued, “On September 22, Sigma-Aldrich and Merck KGaA announced that the two companies have signed a definitive agreement under which Merck KGaA will acquire all outstanding Sigma-Aldrich shares for $140 in cash per common share, or approximately $17.0 billion. We are excited to join forces with Merck KGaA, Darmstadt, Germany, a distinguished industry leader, who shares our commitment to customers, employees and shareholders. The transaction, which is subject to shareholder approval, receipt of certain antitrust and government approvals and other customary closing conditions, is expected to be completed by mid-2015.”

Q3 2014 AND FIRST NINE MONTHS 2014 RESULTS:

Reported sales for the third quarter of 2014 were $690 million, a 4% increase from the same quarter in 2013. Organic sales growth in the quarter was also 4%.

For the first nine months of 2014, reported sales were $2.08 billion, a 3% increase from the same period in 2013. Organic sales growth for the first nine months of 2014 was also 3%.

In the third quarter of 2014, reported sales of the Research business unit ($347 million in sales, 50% of overall sales) grew by 2% from the third quarter of 2013. Organic sales growth was also 2%. All segments (Academic, Pharma and Dealers) and geographies contributed to growth during the quarter. U.S. Academic sales growth was positive in the quarter, reversing a downward trend existing since 2011. Research sales growth in emerging markets was strong, led by double-digit growth in China.

Reported sales of the Applied business unit ($170 million in sales, 25% of overall sales) increased by 10% over the third quarter of 2013. Organic sales growth was also 10%. The increase in sales was driven by double-digit growth in the Diagnostics & Testing segment and solid growth in the Industrial segment, led by strong sales of analytical standards and air monitoring products as well as OEM sales initiatives for diagnostics products.

Reported sales of the SAFC Commercial business unit ($173 million in sales, 25% of overall sales) grew by 2% over the third quarter of 2013. Organic sales growth was 4%. Divestitures reduced reported sales by 2%. Growth was led by a double-digit sales increase in the Life Science Services segment and a mid-single digit sales increase in the Hitech segment.

Excluding restructuring and mergers and acquisitions costs, adjusted operating income in the third quarter of 2014 grew by $11 million over the same period last year. The adjusted operating income margin was 25.9%, an improvement of 60 basis points from the same period last year. Changes in foreign currency exchange rates reduced otherwise reported adjusted operating income margin by 40 basis points. Gross margin was 50.4%, an improvement of 10 basis points from the same period last year. Changes in foreign currency exchange rates reduced otherwise reported gross margin by 50 basis points.

The effective tax rate for the third quarter of 2014 was 29% as compared to 24% in the same period last year. The adjusted effective tax rate for the first nine months ended September 30, 2014, was 28% as compared to 26% in the same period in 2013. The higher tax rates in 2014 are primarily due to non-recurring benefits and increases in our uncertain tax positions. The non-recurring benefits consist of the expiration of the U.S. R&D tax credit in 2013 and a one-time benefit from a 2013 statutory tax rate change. These items were partially offset by favorable tax rates in foreign jurisdictions.

2014 OUTLOOK:

Given the announcement in September that Sigma-Aldrich and Merck KGaA have entered into a definitive merger agreement, the Company is no longer providing annual guidance. The Company will continue to provide commentary regarding the impact that fluctuations in currency exchange rates could have on results.

Prior guidance was based on foreign currency exchanges rates at June 30, 2014. Because of significant changes in foreign currency exchange rates occurring after that date, fourth quarter 2014 sales are expected to be approximately $25 to 30 million less than prior guidance, and fourth quarter 2014 adjusted fully diluted EPS is expected to be approximately $0.05 less than prior guidance.

OTHER INFORMATION:

Cash Flow and Debt: For the first nine months of 2014, net cash provided by operating activities was $484 million compared to $486 million in the same period in 2013. Capital expenditures were $89 million as compared to $75 million in the same period in 2013. Free cash flow was $395 million as compared to $411 million in the same period in 2013. The Company’s debt to capital ratio was 9% at September 30, 2014, compared to 11% at December 31, 2013.

Share Repurchases: The Company did not repurchase shares in the third quarter of 2014. During the first nine months of 2014, the Company repurchased approximately 900,000 shares for approximately $85 million. There were approximately 119 million shares outstanding at September 30, 2014.

Conference Call Information: In light of the announced transaction with Merck KGaA, The Company will no longer hold conference calls for its quarterly and annual earnings. The transaction, which is expected to close in mid-2015, is subject to Sigma-Aldrich shareholder approval and other customary closing conditions, including regulatory approvals.

Cautionary Statement: This release contains forward-looking statements. Such statements involve risk and uncertainty, including financial and business environment risks and projections. Such statements include those preceded or followed by, or including the words, “expect,” “expected,” “could,” “approximately,” “likely,” “will,” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, this release contains forward-looking statements relating to certain acquisitions and transactions, future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including, without limitation, statements with respect to the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, return on invested capital, cost savings, process improvements, free cash flow, share repurchases, capital expenditures, acquisitions and other matters. These statements are based on assumptions regarding the Company’s operations, investments and acquisitions and conditions in the markets the Company serves. While the Company believes these statements are reasonable, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this release, due to, but not limited to, such factors as (1) successfully completing our proposed merger with Merck KGaA, which is dependent upon and/or may be affected by a number of factors, including, with limitation, (i) the receipt of shareholder approval for the transaction and (ii) the timely receipt of the regulatory approvals required for the transaction, (2) potential disruption to our business occurring during the period between the announcement of the Merger Agreement and the closing of the transaction, (3) global economic conditions and other factors affecting the creditworthiness of our customers around the world, (4) changes in pricing and the competitive environment and the global demand for the Company's products, (5) changes in foreign currency exchange rates, (6) changes in research funding and the success of research and development activities, (7) failure of planned sales initiatives in our Research, Applied and SAFC Commercial business units and global supply chain efficiency improvements, (8) dependence on uninterrupted manufacturing operations and a global supply chain, (9) changes in the regulatory environment in which the Company operates, (10) changes in worldwide tax rates or tax benefits from domestic and international operations, including the matters described in Note 12 - Income Taxes, to the Company’s consolidated financial statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”), (11) exposure to litigation including product liability claims, (12) the ability to maintain adequate quality standards, (13) reliance on third party package delivery services, (14) an unanticipated increase in interest rates, (15) other changes in the business environment in which the Company operates, (16) acquisitions or divestitures of businesses, (17) the amount of restructuring charges, if any and (18) the outcome of the outstanding matters described in Note 14 - Contingent Liabilities and Commitments to the Company’s consolidated financial statements included in Item 8 of Part II of the 10-K. A further discussion of the Company’s risk factors can be found in Item 1A of Part I of the 10-K. The Company does not undertake any obligation to update these forward-looking statements.

About Sigma-Aldrich: Sigma-Aldrich, headquartered in St. Louis, Missouri, is a leading Life Science and Technology company whose biochemical and organic chemical products, kits and services are used in scientific research, including genomic and proteomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical, diagnostics and high technology manufacturing. Sigma-Aldrich customers include more than one million scientists and technologists in life science companies, university and government institutions, hospitals and a wide range of industrial companies. The Company operates in 37 countries and has more than 9,000 employees whose objective is to provide excellent service worldwide. Sigma-Aldrich is committed to accelerating customer success through innovation and leadership in Life Science, Technology and Service. For more information about Sigma-Aldrich, please visit its website at www.sigma-aldrich.com.

Non-GAAP Financial Measures: The Company supplements its disclosures made in accordance with accounting principles generally accepted in the United States (U.S. GAAP) with certain non-GAAP financial measures. The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. These non-GAAP measures may not be consistent with the presentation by other companies inside or outside of the Company’s industry. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. See the Supplemental Financial Information on pages 11 and 12 of this release for these reconciliations.

With approximately 60% of sales denominated in currencies other than the U.S. dollar, management uses currency adjusted sales growth when analyzing Company performance, and believes it is useful as well to investors to judge the Company’s performance. Organic sales growth data presented in this release excludes currency and acquisition/divestiture impacts. The Company calculates the impact of changes in foreign currency exchange rates by multiplying current period activity by the difference between current period exchange rates and prior period exchange rates. The result is the defined impact of “changes in foreign currency exchange rates.” While we are able to report past currency impacts, we are unable to estimate changes that may occur later in 2014 to applicable exchange rates. Any significant changes in currency exchange rates would likely have a significant impact on reported growth rates due to the volume of sales denominated in foreign currencies.

Management also uses the following non-GAAP measures to judge its performance and ability to pursue opportunities that enhance shareholder value: adjusted net income, EPS and operating income margin (reconciled on page 12) and free cash flow (defined on page 10). Free cash flow does not necessarily represent the residual cash flow available for discretionary expenditures. Management believes this non-GAAP information is useful to investors as well.

Important Additional Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Sigma-Aldrich by Merck KGaA. The proposed acquisition will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information-SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Investor and Financial Contact

Quintin Lai
Investor Relations
(314) 898-4643
quintin.lai@sial.com

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Income (Unaudited)
(in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Sales	$690	$664	$2,080	$2,020
Cost of products and services sold	342	330	1,023	1,001
Gross profit	348	334	1,057	1,019
Selling, general and administrative expenses	152	150	469	458
Research and development expenses	17	16	49	49
Other charges	25	10	27	22
Operating income	154	158	512	490
Interest, net	2	1	3	3
Income before income taxes	152	157	509	487
Provision for income taxes	44	38	142	127
Net income	$108	$119	$367	$360

Net income per share - Basic	$0.91	$0.99	$3.08	$3.00
Net income per share - Diluted	$0.90	$0.98	$3.06	$2.98

Weighted average number of shares outstanding - Basic	119	120	119	120
Weighted average number of shares outstanding - Diluted	120	121	120	121

Income Statement Ratios
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Gross profit	50.4%	50.3%	50.8%	50.4%
S,G&A expenses	22.0%	22.6%	22.5%	22.7%
Research and development expenses	2.5%	2.4%	2.4%	2.4%
Other charges	3.6%	1.5%	1.3%	1.0%
Operating income	22.3%	23.8%	24.6%	24.3%

Net income	15.7%	17.9%	17.6%	17.8%

Effective tax rate	28.9%	24.2%	27.9%	26.1%

SIGMA-ALDRICH CORPORATION
Consolidated Balance Sheets (Unaudited)
(in millions)

	(Unaudited)
	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$886	$722
Accounts receivable	401	382
Inventories	719	699
Deferred taxes	42	31
Other	134	87
Total current assets	2,182	1,921

Property, plant and equipment:
Property, plant and equipment	2,113	2,098
Less - accumulated depreciation	(1,324)	(1,292)
Property, plant and equipment, net	789	806

Goodwill	681	691
Intangibles, net	235	255
Other	109	132
Total assets	$3,996	$3,805

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$—	$65
Accounts payable	181	152
Payroll	73	64
Income taxes	24	25
Other	97	77
Total current liabilities	375	383

Long-term debt	300	300
Pension and post-retirement benefits	53	73
Deferred taxes	80	74
Other	86	80
Total liabilities	894	910

Stockholders' equity:
Common stock	202	202
Capital in excess of par value	358	322
Common stock in treasury	(2,490)	(2,407)
Retained earnings	4,943	4,658
Accumulated other comprehensive income	89	120
Total stockholders' equity	3,102	2,895

Total liabilities and stockholders' equity	$3,996	$3,805

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$367	$360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99	103
Deferred income taxes	(4)	(2)
Stock-based compensation expense	18	18
Restructuring, net of payments	9	8
Other	(3)	(13)
Changes in operating assets and liabilities:
Accounts receivable	(34)	(39)
Inventories	(28)	(2)
Accounts payable	33	6
Income taxes	5	5
Other, net	22	42
Net cash provided by operating activities	484	486

Cash flows from investing activities:
Capital expenditures	(89)	(75)
Purchases of investments	(7)	(96)
Proceeds from sales of investments	8	74
Proceeds from sale of net assets	—	9
Other, net	(3)	—
Net cash (used in) investing activities	(91)	(88)

Cash flows from financing activities:
Net issuance/(repayment) of short-term debt	(65)	(269)
Dividends	(82)	(78)
Share repurchases	(85)	(115)
Proceeds from exercise of stock options	19	25
Other, net	2	6
Net cash (used in) financing activities	(211)	(431)

Effect of exchange rate changes on cash	(18)	(3)
Net change in cash and cash equivalents	164	(36)
Cash and cash equivalents at January 1	722	724
Cash and cash equivalents at September 30	$886	$688

Reconciliation of Free Cash Flow
(in millions)
	Nine Months Ended
	September 30,
	2014	2013

Net cash provided by operating activities	$484	$486
Less: Capital expenditures	(89)	(75)
Free cash flow	$395	$411

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Sales Growth by Business Unit
	Three Months Ended
	September 30, 2014
			Divestiture	Adjusted
	Reported	Currency	Impact	(Organic)

Research	2%	—%	—%	2%
Applied	10%	—%	—%	10%
SAFC Commercial	2%	—%	(2)%	4%
Total Customer Sales	4%	—%	—%	4%

	Nine Months Ended
	September 30, 2014
			Divestiture	Adjusted
	Reported	Currency	Impact	(Organic)

Research	1%	—%	—%	1%
Applied	9%	1%	—%	8%
SAFC Commercial	2%	1%	(1)%	2%
Total Customer Sales	3%	—%	—%	3%

Business Unit Sales
(in millions)
	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Total 2014

Research	$359	$357	$347	$—	$1,063
Applied	171	172	170	—	513
SAFC Commercial	159	172	173	—	504
Total Customer Sales	$689	$701	$690	$—	$2,080

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Total 2013

Research	$361	$353	$341	$347	$1,402
Applied	159	160	154	156	629
SAFC Commercial	155	168	169	181	673
Total Customer Sales	$675	$681	$664	$684	$2,704

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Reconciliation of Reported Net Income to Adjusted Net Income

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Reported net income	$108	$119	$0.90	$0.98
Other charges	19	8	0.16	0.07
Adjusted net income	$127	$127	$1.06	$1.05

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Reported net income	$367	$360	$3.06	$2.98
Other charges	20	16	0.17	0.13
Adjusted net income	$387	$376	$3.23	$3.11

Reconciliation of Reported Operating Income to Adjusted Operating Income
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Reported operating income	$154	$158	$512	$490
Other charges	25	10	27	22
Adjusted operating income	$179	$168	$539	$512

Reconciliation of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Reported operating income margin	22.3%	23.8%	24.6%	24.3%
Other charges	3.6%	1.5%	1.3%	1.0%
Adjusted operating income margin	25.9%	25.3%	25.9%	25.3%

Trend of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2013

Reported operating income margin	22.3%	26.2%	25.3%	25.0%
Other charges	3.6%	0.2%	0.1%	—%
Adjusted operating income margin	25.9%	26.4%	25.4%	25.0%